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                                    AGREEMENT
                                    ---------

           This Agreement is made and entered into, effective as of the 27/th/ day of February, 2002 ("Effective Date"), by and between NKK Steel Engineering, Inc. ("Contractor") and National Steel Corporation, Great Lakes Division ("National").

                               W I T N E S S E T H

           WHEREAS, Contractor and National are parties to a certain No. 1 Continuous Galvanizing Line Turnkey Engineering And Construction Contract dated as of October 23, 1998, as amended from time to time to date (the "Contact"), pursuant to which Contractor and National agreed to certain rights and obligations as set forth in the Contract in connection with the supply of a continuous galvanizing facility at National's Ecorse, Michigan Plant (the "Project");

           WHEREAS, Contractor and National desire to address and resolve, in accordance with the terms of this Agreement, various issues and matters as part of the close-out of the Project.

           NOW THEREFORE, in consideration of the exchange of the promises herein, whose sufficiency as consideration hereby is acknowledged, and with the express intent to be legally bound, Contractor and National agree as follows:

           1. Contractor shall pay to National the sum of $5,471,000 (U.S.) (the "Close-Out Sum"), in accordance with and subject to the following terms and conditions:

              (a) Promptly after the Effective Date, Contractor and National shall take all actions and sign all documents, including the execution and delivery of any documents reasonably requested by Contractor and/or by Bank of Tokyo-Mitsubishi, Ltd ("Issuer") as issuer of an Irrevocable Letter of Credit No. T-001-9834211R, dated June 20, 2000, in the amount of
    $3,023,700 (U.S.) ("First Letter of Credit") to amend the First Letter of Credit to reduce its amount from $3,023,700 to (U.S.) to $1,326,313 (U.S.). The First Letter of Credit as so amended to the reduced amount of $1,326,313 (U.S.) is referred herein as the Amended First Letter of Credit;

              (b) Immediately after the Document Delivery (as defined in paragraph 3 below), National shall be entitled to make a draw and demand for payment in the amount of $1,326,313 under the Amended First Letter of Credit and also shall be entitled to make a draw and demand for payment in the amount of $3,944,687 (U.S.) under an Irrevocable Letter of Credit No. T-001-9834210R of Issuer, dated June 20, 2000, in the amount of $3,944,687 (U.S.) ("Second Letter of Credit");

              (c) National also shall be entitled to withhold payment

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    ("Contract Balance Withholding") of $200,000 (U.S.) ("Contract Balance")
    alleged by Contract to be due and owing to Contractor pursuant to Paragraph
    5.1 of the Contract. Such Contract Balance is part of a total outstanding balance of $201,840.15 (U.S.) referred to on Contractor's invoice Nos. 010014 and 010025 ("Contract Balance Invoice"). The $1,840.15 (U.S.) difference shall be paid by National to Contractor at the time of the Document Delivery. For purposes of this Agreement, the Contract Balance Withholding shall be deemed to be a payment by Contractor of the Contract Balance as part of the Close-Out Sum and, upon completion by National of the Document Delivery, National shall be forever released and discharged from all liability and obligation to pay the Contract Balance to Contractor. Promptly after the time of Document Delivery, Contractor shall cancel the Contractor Balance Invoice;

              (d) National shall be entitled, under subparagraphs 1(a), 1(b) and 1(c) above, to a total payment under the Amended First Letter of Credit, the Second Letter of Credit and the Contract Balance Withholding in the amount of the Close-Out Sum and Contractor will cooperate fully in National's receipt of such total payment of the Close-Out Sum under the Amended First Letter of Credit, the Second Letter of Credit and the Contract Balance Withholding, and, in the event Issuer refuses to make payment in full under the Amended First Letter of Credit and Second Letter of Credit, Contractor shall promptly pay to National the unpaid balance of the Close-Out Sum and the Amended First Letter of Credit and Second Letter of Credit shall become null and void and of no further force or effect immediately upon such payment by Contractor; and

              (e) Contractor and National acknowledge and agree that the Close-Out Sum includes payment by Contractor of the full amount of Liquidated Damages provided under paragraph 6.4 of the Contract.

           2 Contractor shall deliver to National at the time of the Document Delivery a properly executed Full Unconditional Waiver of Lien properly executed by Contractor, and also every Full Unconditional Waiver of Lien (if any) executed by any subcontractor of Contractor which is in Contractor's possession on the Effective Date and previously has not been delivered to National, pursuant to paragraph 20.3 of the Contract.

          3. Within two(2) business days after the Effective Date, National shall deliver to Contractor:

              (a) an unqualified and unconditional Final Completion Certificate pursuant to paragraph 15.1(vi) of the Contract and as properly executed by National;

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          (b) a letter properly signed by National withdrawing its January 3,
    2002 notice of termination of the parties' November 29, 2000 Tolling and Forbearance Agreement ("Tolling Agreement"); and

          (c) a letter properly signed by National representing and agreeing that no letters of credit provided by or on behalf of Contractor pursuant to the Contract or otherwise relating to the Project with National as beneficiary presently exist or remain in force and effect, except only the Amended First Letter of Credit, Second Letter of Credit, and the letter of credit in the amount of $3,125,000 ("Lawsuits Letter of Credit") provided by or on behalf of Contractor pursuant to the May 9, 2001 letter agreement between National to Contractor ("Lawsuits Letter of Credit Agreement") and to the parties' July 17, 2000 Amendment to the Contract ("July 17, 2000 Contract Amendment").

          The delivery by National to Contractor of all documents as required in subparagraphs 3(a)-3(c) above is referred to herein as the "Document Delivery".

       4. National hereby acknowledges and agrees that, effective as of and after its receipt of the Close-Out Sum:

          (a) the Guaranty is deemed amended so that the term "Guaranteed Obligations" is revised to relate only to obligations by Contractor within the scope of the National Preserved Claims (as defined in paragraph 5 below);

          (b) all letters of credit, including the Amended First Letter of Credit and Second Letter of Credit which are to be drawn upon pursuant to paragraphs l(a)-l(b) above, issued at any time by or on behalf of Contractor or NKK with respect to the Contract or the Project are cancelled, void and of no further force or effect, and no draw or demand for payment thereunder will be made by National, except only the Lawsuits Letter of Credit which shall remain in effect in accordance with the terms of the Lawsuits Letter of Credit Agreement and shall be subject to possible future draw or demand for payment solely with respect to the Claims referred to in the July 17, 2000 Contract Amendment; and

          (c) the Tolling Agreement shall continue in force and effect in accordance with its terms, except that both parties by their execution of this Agreement agree that the last sentence of paragraph 1 and also paragraphs 6-7 thereof are deleted as moot in light of this Agreement and are of no further force and effect.

       5. Effective upon receipt by National of the Close-Out Sum and completion by National of the Document Delivery, each of the parties hereto, for itself and its successors and assigns, hereby releases and discharges the other, and its successors and assigns, of and from any and all claims or causes of action

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existing at any time prior to and including the Effective Date which arise under the Contract or otherwise relate to the Project ("Released Claims"), except only that the Released Claims do not include any claim by National: (i) under paragraph (3), (4) or (5) of the July 17, 2000 Contract Amendment; (ii) under the Lawsuits Letter of Credit Agreement; (iii) under the Lawsuits Letter of Credit (as defined in the Lawsuits Letter of Credit Agreement); (iv) arising after the Effective Date of the type described in paragraph 54 of the Contract which survives termination of the Contract; and (v) concerning its pending request for defense/indemnity with respect to Sedoryk, et ux. v, National Steel
                                              ---------------------------------
Corp., et al., Case No. 02-200623 (Cir. Ct., Wayne Cty., Mich.). Such claims by
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National referred to in subsection (i)-(v) in the previous sentence are referred to collectively as the "National Preserved Claims." Contractor acknowledges that the Released Claims include any and all claims by it for payment for its work on the Project, including for original scope work and for extra work or changes. National acknowledges and agrees that the Released Claims include any and all claims by it for liquidated damages for delay and performance under paragraphs
6.4 and 34.12 of the Contract, for punch list or warranty breach items, and/or otherwise for any alleged failure to properly and fully complete the work.

         6. National, for itself and its successors and assigns, hereby releases and discharges NKK, and its successors and assigns, of and from any and all past, present and future claims or causes of action arising under the Guaranty, except only with respect to the National Preserved Claims.

         7. The parties agree that paragraph 54 of the Contract remains in force and effect in accordance with its terms.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date.

                                               NKK Steel Engineering, Inc.


                                               By:
                                                  --------------------------

                                               Its:
                                                   -------------------------

                                               National Steel Corporation,
                                               Great Lakes Division

                                               By:
                                                  --------------------------

                                               Its:
                                                   -------------------------

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